UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2025

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 22, 2025, Rexford Industrial Realty, Inc. (the “Company”) and Rexford Industrial Realty, L.P. (the “Operating Partnership”) entered into separate equity distribution agreements with (i) BMO Capital Markets Corp. and Bank of Montreal (the “BMO Agreement”) and (ii) BNP Paribas Securities Corp. and BNP PARIBAS (the “BNP Agreement”), in each case, providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “common stock”), having an aggregate offering price of up to $1.25 billion from time to time in “at the market” offerings (the “Offering”). Also, on July 22, 2025, the Company and the Operating Partnership entered into an omnibus amendment to their existing equity distribution agreements, as amended (the “Existing Equity Distribution Agreements” and, together with the BMO Agreement and the BNP Agreement, the “Equity Distribution Agreements”), with each of BofA Securities, Inc., BTIG, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC and their respective affiliates (the “Omnibus Amendment”). The purpose of the Omnibus Amendment was to update the Existing Equity Distribution Agreements to account for the participation of BMO Capital Markets Corp., Bank of Montreal, BNP Paribas Securities Corp. and BNP PARIBAS in the Offering.

Under the Existing Equity Distribution Agreements, an aggregate offering price of $ 322.6 million of the Company’s common stock has been offered and sold through July 22, 2025. As a result of such prior sales, as of July 22, 2025, shares of the Company’s common stock having an aggregate offering price of up to $ 927.4 million remain available for offer and sale under the Equity Distribution Agreements.

The foregoing description of the BMO Agreement, the BNP Agreement and the Omnibus Amendment are qualified in their entirety by reference to the BMO Agreement, the BNP Agreement and the Omnibus Amendment, filed as Exhibit 1.1, Exhibit 1.2 and Exhibit 1.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated July 22, 2025, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., BMO Capital Markets Corp. and Bank of Montreal.

1.2	Equity Distribution Agreement, dated July 22, 2025, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., BNP Paribas Securities Corp. and BNP PARIBAS.

1.3
Omnibus Amendment to Equity Distribution Agreement, dated July 22, 2025, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., BofA Securities, Inc., BTIG, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC and their respective affiliates

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
July 22, 2025	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
July 22, 2025	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)